Exhibit B-192

State of Delaware
Secretary of State
Division of Corporations
Filed 09:00 AM 09/29/1997
971327710-2801421


                          CERTIFICATE OF INCORPORATION
                                       OF
                          GPU AUSTRALIA HOLDINGS, INC.


         It is hereby certified that:

         First:   The name of the corporation (hereinafter called the
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"corporation") is GPU Australia Holdings, Inc.

         SECOND: The address,  including street, number, city and county, of the
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registered  office of the  corporation in the State of Delaware is 1013 Centre
Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD:   The purpose of the corporation is to engage in any lawful act
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or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares all of which are without par value. All such shares are of one class and are shares of Common Stock.

         FIFTH:   The name and the mailing address of the Incorporator are as
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follows:

         NAME                       MAILING ADDRESS
                                    ---------------

Michael S. Shenberg                 c/o Berlack Israels & Liberman LLP
                                    120 West 45th Street
                                    New York, New York 10038

        SIXTH:  The personal  liability of the directors of the  corporation  is
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hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

       SEVENTH:  The Board of Directors of the corporation is expressly
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 authorized to adopt, amend or repeal by-laws of the corporation.

       EIGHTH:   Elections of directors need not be by written ballot except and
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to the extent provided in the by-laws of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 29h day of September, 1997.


                                            Michael S. Shenberg
                                            Sole Incorporator